UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

Innventure, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42303	93-4440048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400 Orlando, Florida	32827
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 209-6787

Learn SPAC HoldCo, Inc. 11755 Wilshire Boulevard, Suite 2320, Los Angeles, CA 90025
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On October 2, 2024 (the “Closing Date”), Learn CW Investment Corporation, a Cayman Islands exempted company (both prior to and after the Closing Date, “Learn CW”) and Innventure LLC, a Delaware limited liability company (“Innventure”), consummated the previously announced Business Combination (as defined below) with Learn SPAC HoldCo, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Learn CW (“Holdco”), LCW Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Holdco (“LCW Merger Sub”), and Innventure Merger Sub, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Holdco (“Innventure Merger Sub” and, together with LCW Merger Sub, the “Merger Subs”).  Following the closing of the Business Combination, each of Learn CW and Innventure are subsidiaries of Holdco, and Holdco became a publicly traded company.  At the closing of the Business Combination, Holdco changed its name to “Innventure, Inc.” (“INV”).

As used in this Current Report on Form 8-K, unless otherwise stated or the context clearly indicates otherwise, the terms the “Registrant,” “Company,” “INV,” “we,” “us,” and “our” refer to Innventure, Inc. and its subsidiaries at and after the Closing Date and giving effect to the consummation of the Business Combination (the “Closing”), the term “Holdco” refers to Innventure, Inc. prior to the Closing Date and without giving effect to the Closing and the term “Innventure” refers to Innventure LLC prior to the Closing Date and without giving effect to the Closing.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01 of this Current Report on Form 8-K discusses the consummation of the Business Combination and various other transactions and events contemplated by the Business Combination Agreement (as defined below), which took place on the Closing Date, and is incorporated herein by reference.  In addition, the information contained in Holdco’s registration statement on Form S-4 (File No. 333-276714) initially filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2024 (as amended, the “Form S-4”) under the headings “Summary of the Proxy Statement/Consent Solicitation Statement/Prospectus—Related Agreements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Innventure,” and “Executive and Director Compensation of Innventure” is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

An extraordinary general meeting of the Learn CW shareholders was held on September 30, 2024 (the “Extraordinary General Meeting”), where the Learn CW shareholders considered and approved, among other matters, a proposal to adopt a business combination agreement by and among Learn CW, Innventure, Holdco, and the Merger Subs (the “Business Combination Agreement”), which provided for, among other things, the following mergers:

•	LCW Merger Sub merged with and into Learn CW (the “LCW Merger”), with Learn CW as the surviving company of the LCW Merger (the “Surviving LCW Company”); and

•
Innventure Merger Sub merged with and into Innventure (the “Innventure Merger” and, together with the LCW Merger, the “Mergers), with Innventure as the surviving entity of the Innventure Merger (the consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination”).

The material terms and conditions of the Business Combination Agreement and related agreements are described under the heading “Shareholder Proposal No. 1––The Business Combination Proposal” in the definitive proxy statement/consent solicitation statement/prospectus (the “Definitive Proxy Statement”) filed with the Commission on September 10, 2024 by Learn CW, which description is incorporated herein by reference.

At the effective time of the LCW Merger (the “LCW Merger Effective Time”), each Learn CW Class A Ordinary Share (as defined in the Definitive Proxy Statement) issued and outstanding immediately prior to the LCW Merger Effective Time (other than shares to be canceled in accordance with the Business Combination Agreement and any Redemption Shares (as defined in the Definitive Proxy Statement)) were automatically converted into the right to receive one share of Company common stock, par value $0.0001 (“Common Stock”).  Each Learn CW Warrant (as defined in the Definitive Proxy Statement) that was outstanding immediately prior to the LCW Merger Effective Time entitles the holders thereof to acquire such number of Learn CW Class A Ordinary Shares per Learn CW Warrant that such holder was entitled to acquire pursuant to the terms and conditions of the warrant agreement, dated as of October 12, 2021 (the “Warrant Agreement”), by and between Learn CW and American Stock Transfer & Trust Company, LLC, a New York limited liability company now known as Equiniti Trust Company, LLC (“Equiniti”). At the effective time of the LCW Merger, pursuant to the Warrant Assumption Agreement, dated October 2, 2024 (the “Warrant Assumption Agreement”), by and among Holdco, Learn CW and Equiniti, the Learn CW Warrants, pursuant to their terms, were converted into warrants to acquire, subject to substantially the same terms and conditions as were applicable under the applicable Learn CW Warrants, the number of shares of Common Stock equal to the number of Learn CW Ordinary Shares for which such Learn CW Warrant would have been exercisable (as assumed, the “Warrants”). This summary is qualified in its entirety by reference to the text of the Warrant Agreement and the Warrant Assumption Agreement, which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

At the effective time of the Innventure Merger (the “Innventure Merger Effective Time”), the Innventure Units (other than the Class PCTA Units and the Class I Units and other than units to be cancelled in accordance with the Business Combination Agreement) and Class B Preferred Warrants issued and outstanding immediately prior to the Innventure Merger Effective Time were converted into the right to receive a number of shares of Common Stock equal to the Merger Consideration, allocated among the holders of Innventure Units (other than the Class PCTA Units and the Class I Units and other than units to be cancelled in accordance with the Business Combination Agreement) and Class B Preferred Warrants in accordance with the Business Combination Agreement (terms used as defined in the Definitive Proxy Statement).

At the Extraordinary General Meeting, holders of 8,310,747 shares of Learn CW public shares sold in its initial public offering (the “public shares”) exercised their rights to convert such shares to cash at a conversion price of approximately $11.04 per share, or an aggregate of approximately $91.7 million.

The aggregate consideration (the “Merger Consideration”) paid to the Innventure Members (as defined in the Definitive Proxy Statement) consisted of 43,490,268 shares of Common Stock. A portion of this Merger Consideration will be delivered to Innventure Members in the form of a contingent right to receive up to 5,000,000 shares of Common Stock (the “Company Earnout Shares”), which shares were subject to the following milestone conditions (collectively, the “Milestone Conditions”):

•
40% of the Company Earnout Shares will be issuable upon Accelsius, Inc. having entered into binding contracts providing for revenue for the Company Group (as defined in the Business Combination Agreement) within seven years following the Closing (the “Vesting Period”) in excess of $15 million in revenue;

•
40% of the Company Earnout Shares will be issuable upon the Company’s formation of a new subsidiary, in partnership with a Multi-National Company (as defined in the Business Combination Agreement), as determined using the Company’s “DownSelect” process, within the Vesting Period; and

•	20% of the Company Earnout Shares will be issuable upon AeroFlexx, LLC having received in excess of $15 million revenue within the Vesting Period.

This summary is qualified in its entirety by reference to the text of the Business Combination Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Immediately after giving effect to the Business Combination (including as a result of the conversions described above), there were 44,602,673 shares of Common Stock and 18,646,000 Warrants issued and outstanding. Upon the Closing, the Learn CW Ordinary Shares were delisted from the Nasdaq Global Market (“Nasdaq”), and the Company’s shares of Common Stock began trading on Nasdaq under the symbol “INV”. As of the Closing, the Innventure Members owned approximately 86.3% of the Company’s outstanding shares of Common Stock, and the former shareholders of Learn CW (including the Sponsor (as defined below) and the Learn CW independent directors) owned approximately 13.7% of the Company’s outstanding shares of Common Stock (terms used as defined and used in the Definitive Proxy Statement).

Holders of 8,310,747 Learn CW Class A Ordinary Shares elected to redeem their Learn CW Class A Ordinary Shares and received approximately $11.04 per share redeemed, or approximately $91.7 million in the aggregate, from the Trust Account (as defined in the Proxy Statement) established at the consummation of Learn CW’s initial public offering (the “Trust Account”), which had a balance immediately prior to the Closing of approximately $103.1 million.  Following the payment of redemptions, Learn CW had approximately $11.3 million of available cash for disbursement in connection with the Business Combination. Of these funds, all of the approximately $11.3 million was used to pay certain transaction expenses in accordance with the Business Combination Agreement.

Amended & Restated Registration Rights Agreement

At the Closing, the Company, CWAM LC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and certain other holders of shares of Common Stock entered into the Amended & Restated Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement provides these holders (and their permitted transferees) with the right to require the Company, at the Company’s expense, to register the Common Stock that they hold, on customary terms, including customary demand and piggyback registration rights. The Registration Rights Agreement also provides that the Company pay certain expenses of the electing holders relating to such registration and indemnify them against liabilities that may arise under the Securities Act of 1933, as amended (the “Securities Act”).

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Registration Rights Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended & Restated Investor Rights Agreement

In connection with the Closing, the Company, certain Innventure Members (the “Founding Investors”) and other parties entered into the Amended & Restated Investor Rights Agreement (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company agreed to grant the Founding Investors certain rights with respect to nomination of the directors of the Company’s board of directors (the “Board”), as further described below.

Pursuant to the Investor Rights Agreement, at each annual meeting or special meeting of stockholders of the Company at which directors are to be elected, the Founding Investors will have the right to nominate for election to the Board a number of nominees (“Founding Investor Nominees”). The number of Founding Investor Nominees with respect to any meeting of stockholders at which directors are to be elected will be as follows:

•	up to seven (7) directors, so long as the Founding Investors beneficially own greater than 70% of the outstanding shares of Common Stock;

•	up to six (6) directors, so long as the Founding Investors beneficially own more than 50%, but less than 70%, of the outstanding shares of Common Stock;

•	up to four (4) directors, so long as the Founding Investors beneficially own at least 40%, but less than 50%, of the outstanding shares of Common Stock;

•	up to three (3) directors, so long as the Founding Investors beneficially own at least 20%, but less than 40%, of the outstanding shares of Common Stock; and

•	up to two (2) director, so long as the Founding Investors beneficially own at least 5%, but less than 20%, of the outstanding common shares of the Company.

In the event that the size of the Board is increased or decreased to a number of authorized directors other than nine (9), the Founding Investors’ nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. In the event that a vacancy is created on the Board by the death, disability, resignation or removal of a Founding Investor Nominee, the Founding Investors will be entitled to designate an individual to fill the vacancy. At the time of the Closing, the Founding Investors will have the right to nominate for election to the Board four (4) Founding Investor Nominees.

The foregoing summary of the Investor Rights Agreement is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Sponsor Support Agreement

As previously disclosed, in connection with the execution of the Business Combination Agreement, Learn CW, Innventure and the Sponsor entered into a Sponsor Support Agreement, which was subsequently modified by the previously disclosed Side Letter (the “SSA Side Letter”) entered into on September 24, 2024 by and among Learn CW, Innventure, Holdco, LCW Merger Sub and Innventure Merger Sub (as modified, the “Sponsor Support Agreement”). Pursuant to the Sponsor Support Agreement, at the Closing (i) the Sponsor forfeited 750,000 Learn CW Class B Ordinary Shares (as defined in the Definitive Proxy Statement); (ii) the Sponsor received 1,880,000 At Risk Holdco Shares (as defined in the Sponsor Support Agreement) which are subject to forfeiture to the extent the Additional Funds (as defined in the Sponsor Support Agreement) are less than $50 million (before financing fees and transaction expenses) as further described in the Sponsor Support Agreement as modified by the SSA Side Letter; and (iii) the Sponsor received an additional approximately 344,866 shares of Common Stock at the Closing (the “Sponsor Earnout Shares”), which are subject to vesting and forfeiture conditions following the Closing.

The Sponsor Earnout Shares will vest upon the achievement of the Milestones (as defined in the Sponsor Support Agreement), and will also be deemed vested if, prior to the expiration of the Vesting Period, there is (i) a Change of Control (as defined in the Business Combination Agreement) of the Company or (ii) VWAP Completion Event. If the Sponsor Earnout Shares shall not have vested pursuant to the foregoing prior to the expiration of the Vesting Period, the Sponsor Earnout Shares shall be deemed forfeited by the Sponsor and be cancelled by the Company for no further consideration. Pursuant to the previously disclosed SSA Side Letter, the VWAP Completion Event (as defined in the Sponsor Support Agreement) is deemed to have been satisfied in full with respect to the retained At Risk Sponsor Shares.

The foregoing summary of the Sponsor Support Agreement is qualified in its entirety by reference to the text of the Sponsor Support Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Member Support Agreement

In connection with the execution of the Business Combination Agreement, certain Innventure Members entered into a Member Support Agreement (the “Member Support Agreement”) with Learn CW, HoldCo, and Innventure, pursuant to which such Innventure Members agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby, (ii) be subject to a 180-day lock-up period following the Closing with respect to any shares of Holdco Common Stock received as consideration in the Transaction and (iii) be bound by certain other covenants and agreements related to the Transactions.

Pursuant to a Waiver and Consent entered into on October 2, 2024, by and among, Learn CW, Holdco and Innventure (the “Waiver and Consent”), each of Learn CW and Holdco agreed to waive the Member Support Agreement lock-up with respect to 10% of the shares of Common Stock received by the Innventure Members (excluding all directors and officers or expected directors and officers of the Company, Innventure or their affiliates).

The foregoing summary of each of the Member Support Agreement and Waiver and Consent is qualified in its entirety by reference to the text of the Sponsor Support Agreement and Waiver and Consent, which are included as Exhibit 10.6 and Exhibit 10.10 to this Current Report on Form 8-K and are incorporated herein by reference.

Indemnification Agreements

At the Closing, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing summary of the indemnification agreements is qualified in its entirety by reference to the text of the indemnification agreements, a form of which is included as Exhibit 10.7 and is incorporated herein by reference.

Innventure, Inc. 2024 Equity and Incentive Compensation Plan

At the Extraordinary General Meeting, the shareholders of Learn CW adopted and approved the Innventure, Inc. 2024 Equity and Incentive Compensation Plan (the “Equity Plan”). The purpose of the Equity Plan is to allow the Company to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing incentives and rewards for service and/or performance to the Company’s non-employee directors, as well as officers, employees and certain consultants of the Company and its subsidiaries. The material features of the Equity Plan are described in the Form S-4 under the heading “Shareholder Proposal No. 4 – The Equity Plan Proposal” beginning on page 122, and such description is incorporated herein by reference.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Equity Plan, which is included as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Investment Agreement

On September 24, 2024, Holdco entered into an investment agreement with Commonwealth Asset Management LP (together with its assignee, “CWAM LP”), pursuant to which Holdco agreed to issue and sell to CWAM LP an aggregate of 750,000 shares of HoldCo’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), in a private placement, at a price of $10.00 per share of Series B Preferred Stock, resulting in an aggregate purchase price of approximately $7.5 million before deducting fees and other estimated offering expenses, which sale closed on October 2, 2024. CWAM LP is an affiliate of CWAM LC Sponsor LLC, Learn CW’s Sponsor.

On September 27, 2024, HoldCo entered into an investment agreement, substantially in the same form as the investment agreement entered into with CWAM LP (collectively, the “Series B Investment Agreements”), with certain purchasers (together with CWAM LP, the “Series B Investors”), pursuant to which HoldCo agreed to issue and sell to such purchasers an aggregate of 352,000 shares of Series B Preferred Stock in a private placement, at a price of $10.00 per share of Series B Preferred Stock (together with the financing with CWAM LP, the “Series B Preferred Stock Financing”).  The Series B Preferred Stock Financing closed concurrently with the consummation of the Business Combination and Holdco sold, in total, 1,102,000 shares of Series B Preferred Stock providing Holdco with approximately $11.0 million of gross proceeds before deducting fees and other estimated offering expenses.

The Series B Investment Agreements contain customary representations, warranties, and covenants by the parties, including certain indemnification obligations of the Series B Investors.  The representations, warranties, and covenants contained in the Series B Investment Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Series B Investment Agreements and are subject to limitations agreed upon by contracting parties.  Accordingly, the form of the Series B Investment Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Series B Investment Agreement and not to provide investors with any other factual information regarding Holdco or its business and should be read in conjunction with the disclosures in Holdco’s periodic reports and other filings with the Securities and Exchange Commission (the “Commission”).

As part of the Series B Investment Agreements, Holdco is required to prepare and file a registration statement with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale of the shares of Common Stock issuable upon conversion of Series B Preferred Stock within 120 days from the original issuance date.

Pursuant to the Series B Preferred Certificate of Designations (as defined below), the shares of Series B Preferred Stock have a maturity date five years after the Closing Date and accrue a return equal to 8% per annum (the “Return”), payable on the last day of each quarter in-kind. Shares of Series B Preferred Stock are subject to (i) a mandatory conversion on the date that is five years after original issuance (the “Maturity Date”) and (ii) an optional conversion, at the election of the holder, at any time prior to the Maturity Date upon the effectiveness of a registration statement by the Company registering the underlying shares of Common Stock issuable upon conversion. The number of shares of Common Stock that each holder of Series B Preferred Stock will receive upon conversion of all of such holder’s shares of Series B Preferred Stock will be the number of shares equal to the Series B Conversion Rate (as defined below) multiplied by the number of shares of Series B Preferred Stock held by such holder (subject to a threshold amount). No fractional shares shall be issued upon the exercise of any conversion right. Any fractional shares that a holder would otherwise be entitled to will be rounded up to the next whole share. The “Series B Conversion Rate” means a fraction whose numerator is the Original Issue Price, which is $10.00 per share of Series B Preferred Stock, and whose denominator is the lesser of (i) the Reset Conversion Price or (ii) $12.50. The “Reset Conversion Price” means the greater of (a) $5.00 and (b) the 10-trading day volume-weighted average closing price of the Holdco Common Stock.

The foregoing description of the Series B Investment Agreements and the Series B Certificate of Designations are subject to and qualified in their entirety by reference to a form of the Series B Investment Agreement, which is filed as Exhibit 10.9, and the Series B Certificate of Designations, which is filed as Exhibit 3.3, to this Current Report on Form 8-K and is incorporated herein by reference.

FORM 10 INFORMATION

Forward Looking Statements

This Current Report on Form 8-K, including the information incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the parties or the parties’ respective management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including the Business Combination, the anticipated benefits of the Business Combination described herein, including revenue growth and financial performance, product expansion and services, and the financial condition, results of operations, earnings outlook and prospects of the Company. Any statements contained herein that are not statements of historical fact are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this current report are based on the current expectations and beliefs of the management of the Company in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including those discussed and identified in the public filings made or to be made with the SEC by Learn CW, including in the final prospectus relating to Learn CW’s initial public offering, which was filed with the SEC on October 12, 2021 under the heading “Risk Factors,” or made or to be made by the Company, including in the Form S-4, which was filed in connection with the Business Combination and has been declared effective by the SEC, and the Definitive Proxy Statement which was mailed to the Learn CW shareholders and sent to the unitholders of Innventure. These risks and uncertainties include:

•
expectations regarding the Company’s strategies and future financial performance, including its future business plans, expansion and acquisition plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, product and service acceptance, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives;

•	the implementation, market acceptance and success of the Company’s business model and growth strategy;

•	the Company’s future capital requirements and sources and uses of cash;

•	that the Company will have sufficient capital following the completion of the Business Combination to operate as anticipated;

•	the Company’s ability to obtain funding for its operations and future growth;

•	developments and projections relating to the Company’s competitors and industry;

•	the outcome of any legal proceedings that may be instituted against the Company in connection with the completion of the Business Combination;

•	the Company’s ability to successfully find future opportunities to license or acquire breakthrough technology solutions from multinational corporations (“MNCs”);

•
the risk that the Company may be deemed to be an investment company under the Investment Company Act, which would impose burdensome compliance requirements and restrictions on its activities, which may make it difficult to operate or to execute its growth plans;

•	the Company’s ability to satisfy the requirements imposed by MNC partners or to avoid disagreements with those MNC partners;

•	the ability of the Company’s subsidiary, AeroFlexx, LLC (“AFX”), to continue to rely on its single facility for all of its operations;

•	The ability of AFX’s suppliers to continue to deliver necessary raw materials or other components of its products in a timely manner and to specification;

•	AFX’s target customers, who are subject to cyclical downturns, continuing to achieve success or maintain market share;

•	AFX’s ability to establish substantial commercial sales of its products;

•	AFX ability to meet, and to continue to meet, applicable regulatory requirements for the use of AFX’s products in food grade applications;

•	the ability of the Company’s subsidiary, Accelsius Holdings LLC (“Accelsius”), to scale its operations;

•	the markets adoption, including customers and potential investors, of the viability and benefits of Accelsius’ cooling products;

•	the potential for future regulatory scrutiny associated with Accelsius’ cooling due to their use of working fluid refrigerants that contain fluorine;

•
the Company’s ability to sufficiently protect the intellectual property rights of itself and its subsidiaries, and to avoid or resolve in a timely and cost-effective manner any disputes that may arise from time to time relating to its use of the intellectual property of third parties;

•	the risk of a cyber-attack or a failure of the Company’s information technology and data security infrastructure occurring that adversely affects the Company’s business and operations;

•	the ability to recognize the anticipated benefits of the Business Combination;

•	unexpected costs related to the business combination;

•	limited liquidity and trading of the Company’s securities;

•	geopolitical risk and changes in applicable laws or regulations;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	operational risks related to the Company’s subsidiaries that have limited or no operating history.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this Current Report are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Business

The business of the Company after the Business Combination is described in the Form S-4 under the heading “Information About Innventure” beginning on page 164 and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Form S-4 under the headings “Summary––Risk Factors” and “Risk Factors” beginning on pages 23 and 25, respectively, and are incorporated herein by reference.

Financial Information

Financial Statements

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of the Company and Learn CW. Reference is further made to the disclosure contained in the Form S-4 in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Innventure” beginning on page 182, which is incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The disclosure contained in the Form S-4 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Innventure” beginning on page 182 is incorporated herein by reference.

Properties

The facilities of the Company are described in the Form S-4 in the sections entitled “Information About Innventure––Properties and Corporate Information” beginning on page 171, and such description is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of shares of Common Stock immediately following the consummation of the Business Combination for:

•	each person known to us to be the beneficial owner of more than 5% of the shares of Common Stock;

•	each named executive officer and director of the Company; and

•	all executive officers and directors as a group.

The following table is based on 44,602,673 shares of Common Stock outstanding as of October 2, 2024, after giving effect to all the transactions in connection with the Business Combination. In addition, the beneficial ownership presented below: (i) does not include Company Earnout Shares that the Innventure Members have the right to receive upon the achievement of any of the Milestones; and (ii) does not include the Sponsor Earnout Shares that the Sponsor received at Closing, subject to transfer restrictions and eventual forfeit if the Milestones are not achieved within seven years; but does include the At Risk Sponsor Shares that the Sponsor received at Closing, subject to forfeiture if the requisite amount of Additional Funds are not received, as further described in the Sponsor Support Agreement as modified by the SSA Side Letter.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or the right to acquire any such power within 60 days. Shares of Common Stock which a person or group has a right to acquire within 60 days following the Closing Date pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are also deemed to be outstanding for the purpose of computing the percentage ownership of such person or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated by footnote, (i) the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them and (ii) the address of each person is c/o Innventure Inc., 6900 Tavistock Lakes Blvd, Suite 400 Orlando, FL 32827.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage
Executive Officers and Directors
Roland Austrup	812,482	1.82%
James O. Donnally(1)	4,670,237	10.47%
Gregory W. Haskell	705,655	1.58%
Michael Otworth	2,552,625	5.72%
John Scott	1,531,795	3.43%
David Yablunosky	31,630	*
Suzanne Niemeyer	0	*
Bruce Brown	0	*
Elizabeth Williams	0	*
Daniel J. Hennessy	1,170,262	2.62%
Michael Amalfitano	0	*
Five Percent Holders
WE-INN LLC(2)	8,697,656	19.50%
Ascent X Innventure TC, A Series of Ascent X Innventure, LP(3)	3,167,810	7.10%
All Executive Officers and Directors of Holdco as a Group (11 Individuals)	11,474,686	25.73%
* Less than one percent.

(1)
Consists of (i) 1,405,664 shares of Common Stock held by the James O. Donnally Revocable Trust over which Mr. Donnally has sole voting and investment power, (ii) 711,717 shares of Common Stock held by the Glockner Family Venture Fund, LP (the “Glockner Family Venture Fund”) over which Mr. Donnally may be deemed to have shared voting and investment power as managing member of Bellringer Consulting Group LLC, the general partner of Glockner Family Venture Fund, and (iii) 2,552,856 shares of Common Stock that may be deemed to be beneficially owned by Mr. Donnally, which shares are held by certain trusts, including (a) 132,753 shares held by the Barbara G. Glockner Trust, for the benefit of Joseph C. Glockner; (b) 132,753 shares held by the Barbara G. Glockner Trust, for the benefit of Michael P. Glockner; (c) 132,753 shares held by the Barbara G. Glockner Trust, for the benefit of Timothy E. Glockner; (d) 700,822 shares held by the Joseph C. Glockner Revocable Trust; (e) 700,822 shares held by Michael P. Glockner Revocable Trust; (vii) 700,822 shares held by the Timothy E. Glockner Revocable Trust; (f) 3,715 shares held by the Andrew M. Glockner Revocable Trust; and (g) 48,416 shares held by the Barbara G. Glockner Revocable Trust, each of which has three trustees, Timothy Glockner, James Donnally, and Theresa Laxton, Mr. Donnally’s spouse, with shared voting power. Timothy Glockner has a life estate interest in the Barbara G. Glockner Trust fbo Timothy E. Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Timothy E. Glockner are the issue of Timothy Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Joseph C. Glockner are the issue of Joseph C. Glockner. The beneficiaries of the Barbara G. Glockner Trust fbo Michael P. Glockner are the issue of Michael P. Glockner.

(2)	Greg Wasson has voting and investment power over the securities held by WE-INN LLC.

(3)
Ascent X Innventure TC, A Series of Ascent X Innventure, LP is a limited partnership (“Ascent”). Voting and investment power over the shares held by Ascent is exercised by Jonathan Loeffler and Mark Pomeroy Jr. The address for Ascent is 5956 Sherry Lane, 20th Floor, Dallas, Texas 75225.

Directors and Executive Officers

The disclosure contained in the Form S-4 under the heading “Management and Governance of Holdco After the Business Combination” beginning on page 199 is incorporated herein by reference.

Executive Compensation

The disclosure contained in the Form S-4 under the heading “Executive and Director Compensation of Innventure” beginning on page 194 is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of Learn CW and Innventure are described in the Form S-4 under the heading “Certain Relationships and Related Person Transactions” beginning on page 210, and that information is incorporated herein by reference.

The information set forth above in Item 2.01 of this Current Report entitled “Investment Agreement” is incorporated herein by reference.

On October 1, 2024, the Company and the Glockner Family Venture Fund amended and restated the Glockner Bridge Note (as defined in the Definite Proxy Statement) (as amended, the “A&R Glockner Bridge Note”). The A&R Glockner Bridge Note was issued in the principal amount of $10,000,000 and such borrowings are due upon the earlier of January 31, 2025 and the first business day following the date on which the Company has sufficient capital to be able to repay all amounts outstanding under such note and otherwise meet its expected working capital needs, as determined by the Company in its reasonable discretion. From and after the issuance date of the A&R Glockner Bridge Note, such note will bear interest at 15.99% per annum, payable in arrears on the first business day of each calendar month, beginning on November 1, 2024. In the event of a failure to pay any amount due under the A&R Glockner Bridge Note, such failure will not constitute an event of default unless certain other conditions are met. The Company agreed to pay, on or around October 1, 2024, the Glockner Family Venture Fund (as defined in the Definitive Proxy Statement) $1,000,000 as a loan fee. As described above, Mr. Donnally serves as the managing member of the Glockner Family Venture Fund’s general partner, Bellringer Consulting Group LLC.

On October 1, 2024, the Company and Dr. John Scott agreed to amend and restate the Scott Bridge Note (as defined in the Definitive Proxy Statement and, as amended, the “A&R Scott Bridge Note”). The A&R Scott Bridge Note was reissued in the principal amount of $1,000,000 and such borrowings are due at maturity on January 31, 2025. From August 22, 2024 to but excluding October 1, 2024, interest on the A&R Scott Bridge Note accrued at a rate of 11.5% per annum, and from and after October 1, 2024, interest on the A&R Scott Bridge Note accrued at a rate of 13.5% per annum. In the event of a failure to pay any amount due under the A&R Scott Bridge Note, such failure will not constitute an event of default unless certain other conditions are met. The Company agreed to pay, on or around October 1, 2024, Dr. John Scott, the Company’s Chief Strategy Officer, $1,000,000 under the Scott Bridge Note (as defined in the Definitive Proxy Statement).

The foregoing summaries of the A&R Glockner Bridge Note and the A&R Scott Bridge Note are qualified in their entirety by reference to the text of each of the A&R Glockner Bridge Note and the A&R Scott Bridge Note, which are included as Exhibits 10.11 and 10.12, respectively, to this Current Report on Form 8-K and are incorporated herein by reference

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Form S-4 titled “Information About Innventure––Legal Proceedings” beginning on page 181, and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

The Company’s shares of Common Stock began trading on Nasdaq under the symbol “INV” on October 3, 2024.  While the Company intended for the Warrants to trade on Nasdaq, and expected them to, ultimately there was not a sufficient number of holders to meet the applicable Nasdaq requirements. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share. The Warrants will become exercisable on November 1, 2024 and will expire on October 2, 2029 or earlier upon redemption or liquidation. The public units of Learn CW automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

Holders

On October 3, 2024, there were 218 holders of record of shares of Common Stock.

Dividends

The Company has not paid any cash dividends on its shares of Common Stock to date. It is the present intention of the Board to retain future earnings for the development, operation and expansion of its business, and the Board does not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of dividends is within the discretion of the Board and will be contingent upon the Company’s future revenues and earnings, as well as its capital requirements and general financial condition.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of shares of Series B Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), of the Company in connection with the Business Combination, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Except as set forth below, the disclosure contained in the Form S-4 under the heading “Description of Holdco Securities” beginning on page 219 is incorporated herein by reference.

Authorized Capital Stock

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. Of the 25,000,000 shares of preferred stock authorized by the Amended and Restated Certificate of Incorporation, the Company’s Board has designated 3,000,000 shares as “Series B Preferred Stock” on the Closing Date. The Series B Certificate of Designations filed with the Delaware Secretary of State for the Series B Preferred Stock established the following voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of such Series B Preferred Stock, which are described in more detail under “Series B Preferred Stock” below.

Series A Preferred Stock

The Company’s Board did not designate any shares of “Series A Preferred Stock” on the Closing Date. Should the Company’s Board decide to designate and issue any shares of “Series A Preferred Stock” in the future, it will file a certificate of designations with the Delaware Secretary of State for the Series A Preferred Stock which will establish the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of any such Series A Preferred Stock if and when issued.

Series B Preferred Stock

Ranking

With respect to payment of dividends, the Series B Preferred Stock shall rank senior in priority of payment to all Junior Stock and Parity Stock in any liquidation, dissolution, winding up or distribution of Holdco, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of Holdco. With respect to (a) distribution of assets and (b) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series B Preferred Stock shall rank pari passu in priority of payment to all Parity Stock and senior in priority of payment to all Junior Stock in any liquidation, dissolution, winding up or distribution of the Company, and junior to any existing or future secured or unsecured indebtedness and other liabilities (including trade payables) of the Company.

“Junior Stock” means (i) Holdco Common Stock and (ii) any other preferred stock, other than the Series A Preferred Stock, if issued, and any other equity interest of Holdco, in each case which by its terms ranks junior to the Series B Preferred Stock with respect to payment of dividends and/or distribution of assets.

“Parity Stock” means the Series A Preferred Stock, if issued, and any equity interest of Holdco hereinafter created which by its terms ranks pari passu with the Series B Preferred Stock.

Dividends

The Series B Preferred Stock will carry an annual 8.0% cumulative dividend, which will be paid prior to and in preference over any Junior Stock or Parity Stock.  On the last day of the last quarter in each fiscal year of Holdco such dividends will be made as a payment in kind.

Voting Rights

Per each whole share of Series B Preferred Stock, the holders of Series B Preferred Stock will be entitled to cast the number of votes equal to (i) the Original Issue Price, which is $10.00, divided by (ii) the Minimum Price (which shall have the meaning assigned in Nasdaq Listing Rule 5635(d)) of Holdco Common Stock as of the initial issue date of the Series B Preferred Stock and will vote with the holders of Holdco Common Stock as a single class and on an as-converted basis, except as provided by law or applicable Nasdaq Listing Rules.

Mandatory Conversion at the Company’s Option

On the date that is the fifth anniversary of the initial issuance date of the Series B Preferred Stock, all shares of Series B Preferred Stock will be converted into shares of Holdco Common Stock.

Optional Conversion at the Holder’s Option

Holders of Series B Preferred Stock may convert all of their respective shares of Series B Preferred Stock into shares of Holdco Common Stock upon the effectiveness of a registration statement to be filed by Holdco providing for the resale of the shares of Holdco Common Stock issuable upon conversion of shares of Series B Preferred Stock.

Conversion Rate

The number of shares of Holdco Common Stock that each holder of Series B Preferred Stock will receive upon conversion of all of such holder’s shares of Series B Preferred Stock will be the number of shares equal to the Series B Conversion Rate (as defined below) multiplied by the number of shares of Series B Preferred Stock held by such holder (subject to a threshold amount). No fractional shares shall be issued upon the exercise of any conversion right. Any fractional shares that a holder would otherwise be entitled to will be rounded up to the next whole share.

“Series B Conversion Rate” means a fraction whose numerator is the Original Issue Price, which is $10.00 per share of Series B Preferred Stock, and whose denominator is the lesser of (i) the Reset Conversion Price or (ii) $12.50.

“Reset Conversion Price” means the greater of (a) $5.00 and (b) the 10-trading day volume-weighted average closing price of the Holdco Common Stock.

Adjustments

Holders of Series B Preferred Stock will have rights to certain adjustments for stock dividends stock splits and rights in connection with certain subsequent rights offerings.

This summary of the Series B Preferred Stock is subject to and qualified in its entirety by reference to the Series B Preferred Stock Certificate of Designations, which is included as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at the Company’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Further information about the indemnification of the Company’s directors and executive officers is set forth in the Form S-4 in the section titled “Description of Holdco Securities—Limitations on Liability and Indemnification of Officers and Directors” beginning on page 227, and that information is incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On October 2, 2024, in connection with the consummation of the Business Combination, the Company issued 1,102,000 shares of Series B Preferred Stock as unregistered securities to the Series B Investors listed on Schedule I of the Investment Agreement for an aggregate purchase price of approximately $11.0 million before deducting fees and other estimated offering expenses.

The Company issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act in reliance on the exemption afforded by Section 4(a)(2) thereof or Regulation D promulgated under the Securities Act.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

At the Extraordinary General Meeting, Learn CW’s shareholders considered and approved, among other things, the proposals set forth in the Definitive Proxy Statement in the section entitled “Shareholder Proposal No .3—The Non-Binding Governance Proposals” beginning on page 118 (the “Governance Proposals”), and that information is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Business Combination, the Company adopted the Amended and Restated Certificate of Incorporation of Innventure, Inc. (as amended and restated, the “Charter”) and the By-laws of Innventure, Inc. (as amended and restated, the “By-laws”).  The Charter became effective upon filing with the Secretary of State of the State of Delaware on October 2, 2024 and includes the amendments proposed by the Governance Proposals. Pursuant to the Waiver and Consent, each of Learn CW and Holdco also agreed to waive the Charter lock-up with respect to 10% of the shares of Common Stock received by the Innventure Members (excluding all directors and officers or expected directors and officers of the Company, Innventure or their affiliates).

On the Closing Date, in connection with the consummation of the Business Combination, the Company filed a certificate of designations relating to the Series B Preferred Stock (the “Series B Preferred Stock Certificate of Designations”).  The Series B Preferred Stock Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware on October 2, 2024.

Pursuant to the Charter and the Series B Preferred Stock Certificate of Designations, there are 250,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.0001 per share, authorized, of which 3,000,000 of the shares of preferred stock are designated as Series B Preferred Stock.  The disclosure set forth in the section entitled “Description of Holdco Securities” beginning on page 219 of the Form S-4 is incorporated herein by reference as modified by the information set forth above in the section entitled “Form 10 Information—Description of Registrant’s Securities to be Registered.”

The foregoing descriptions of the Charter, By-laws, and Series B Preferred Stock Certificate of Designations are subject to and qualified in their entirety by the terms of the Charter, By-laws, and Series B Preferred Stock Certificate of Designations, which are filed hereto as Exhibits 3.1, 3.2, and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Company’s shares of Common Stock are listed for trading on Nasdaq under the symbol “INV.” While the Company intended for the Warrants to trade on Nasdaq, and expected them to, ultimately there was not a sufficient number of holders to meet the applicable Nasdaq requirements. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share. The Warrants will become exercisable on November 1, 2024 and will expire on October 2, 2029 or earlier upon redemption or liquidation. The public units of Learn CW automatically separated into the component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security.

Item 4.01	Changes in Registrant's Certifying Accountant.

On October 2, 2024, in connection with the consummation of the Business Combination, the audit committee of the Board approved the appointment of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm, subject to satisfactory completion of their client acceptance procedures. BDO served as Innventure’s independent registered public accounting firm prior to the Business Combination. Accordingly, the Company intends to dismiss Marcum, LLP (“Marcum”) following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023 (the “Effective Time”).

The reports of Marcum on Learn CW’s balance sheets as of December 31, 2023 and 2022 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2023 and 2022 and the related notes (collectively referred to as the “Learn CW financial statements”) did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The reports of Marcum on the Learn CW financial statements contained an explanatory paragraph which noted that there was substantial doubt as to Learn CW’s ability to continue as a going concern as Learn CW had no approved plan in place to extend the business combination deadline and fund operations for any period of time after October 13, 2024, in the event that it was unable to complete a business combination by that date.

During the years ended December 31, 2023 and 2022, and the subsequent interim period through October 2, 2024, there were no (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report, or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the years ended December 31, 2023 and 2022, and the subsequent interim period through October 2, 2024, neither Learn CW nor anyone on its behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Learn CW’s financial statements, and neither a written report nor oral advice was provided to Learn CW that BDO concluded was an important factor considered by Learn CW in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

The Company has provided Marcum with a copy of the above disclosures, and Marcum has furnished the Company with a letter addressed to the SEC stating that it agrees with the statements made above. A copy of Marcum’s letter, dated October 8, 2024, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure in the Definitive Proxy Statement in the section titled “Proposal No. 1—The Business Combination Proposal,” which is incorporated herein by reference. Reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 44,602,673 shares of Common Stock outstanding. As of such time, our executive officers and directors and their affiliated entities held approximately 26% of our outstanding shares of Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing of the Business Combination, on October 2, 2024 Robert Hutter ceased to serve as a member of the Board, and each of Gregory W. Haskell, Michael Otworth, David Yablunosky, Suzanne Niemeyer, James O. Donnally, Bruce Brown, Elizabeth Williams, Daniel J. Hennessy, and Michael Amalfitano were appointed to the Board. Following the adoption of the Charter, the Board designated the directors to the classes and to the committees set forth in the Definitive Proxy Statement under the headings “Management and Governance of HoldCo after the Business Combination––Executive Officers and Directors After the Business Combination” beginning on page 199 and “Management and Governance of HoldCo after the Business Combination––Board Committees” beginning on page 203, which disclosure is incorporated herein by reference.

Following receipt of shareholder approval on September 30, 2024, on October 2, 2024, in connection with the consummation of the Business Combination, the Company adopted the Equity Plan. The information contained in Item 1.01 and Item 2.01 to this Current Report on Form 8-K is incorporated herein by reference.

The Company’s current directors and officers are described in the Form S-4 under the heading “Management and Governance of Holdco After the Business Combination” beginning on page 199, which disclosure is incorporated by reference herein. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 to this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing, on October 2, 2024, the Board approved and adopted a new code of conduct applicable to all employees, officers and directors of the Company (the “Code of Conduct”).  A copy of the Code of Conduct can be found on the Company’s website, ir.innventure.com, under the “Governance” section.  The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.

The foregoing summary of the Code of Conduct policy is qualified in its entirety by reference to the full text of the Code of Conduct, which is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

On October 2, 2024, as a result of the consummation of the Business Combination, each of Learn CW and Holdco ceased to be a shell company. The material terms of the Business Combination are described in the Form S-4 in the section entitled “Shareholder Proposal No. 1 – The Business Combination Proposal” beginning on page 80, which is incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Learn CW as of and for the years ended December 31, 2023 and 2022, and the related notes thereto are included in the Form S-4, beginning on page F-21 thereof, and are incorporated herein by reference. The audited financial statements of Innventure as of and for the years ended December 31, 2023 and 2022, and the related notes thereto are included in the Form S-4, beginning on page F-57 thereof, and are incorporated herein by reference.

The unaudited financial statements of Learn CW as of and for the three and six months ended June 30, 2024 and 2023 and the related notes thereto are included in the Form S-4, beginning on page F-2 thereof, and are incorporated herein by reference. The unaudited financial statements of Innventure as of and for the six months ended June 30, 2024 and 2023 and the related notes thereto are included in the Form S-4, beginning on page F-41 thereof, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1+
Business Combination Agreement, dated as of October 24, 2023, by and among Learn SPAC Holdco, Inc., Learn CW Investment Corporation, LCW Merger Sub, Inc., Innventure LLC and Innventure Merger Sub, LLC (incorporated by reference to Annex A to Innventure, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 6, 2024).

3.1*	Amended and Restated Certificate of Incorporation of Innventure, Inc., filed with the Secretary of State of Delaware on October 2, 2024.
3.2*	By-laws of Innventure, Inc.
3.3*^	Certificate of Designation of Series B Preferred Stock, dated October 2, 2024, of Innventure, Inc.
10.1
Warrant Agreement, dated October 12, 2021, between Learn CW Investment Corporation and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 4.1 to Learn CW Investment Corporation’s Current Report on Form 8-K filed with the SEC on October 14, 2021).

10.2*
Warrant Assumption Agreement, dated October 2, 2024, by and among Learn CW Investment Corporation, Innventure, Inc. (f/k/a Learn SPAC HoldCo, Inc.) and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Stock Company, LLC), as warrant agent.

10.3*
Amended and Restated Registration Rights Agreement, dated October 2, 2024, by and among Innventure, Inc., Learn CW Investment Corporation, CWAM LC Sponsor LLC and the undersigned parties listed thereto.

10.4*	Amended & Restated Investor Rights Agreement, dated October 2, 2024, by and among Innventure, Inc., and the undersigned parties listed thereto.
10.5
Sponsor Support Agreement, dated October 24, 2023, by and between Learn CW Investment Corporation, Innventure LLC and CWAM LC Sponsor LLC (incorporated by reference to Annex C to Innventure, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 6, 2024).

10.6
Member Support Agreement, dated October 24, 2023, by and among Learn CW Investment Corporation, Learn SPAC Holdco, Inc., Innventure LLC and the Innventure Members party thereto (incorporated by reference to Annex D to Innventure, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 6, 2024).

10.7*#	Form of Indemnification Agreement.
10.8#	Innventure, Inc. 2024 Equity and Incentive Compensation Plan (incorporated by reference to Annex K to Innventure, Inc.’s Registration Statement on Form S-4 filed with the SEC on September 6, 2024).
10.9*^	Form of Investment Agreement by and among Innventure, Inc. and the purchasers listed on Schedule I thereto.

10.10*	Waiver and Consent entered into on October 2, 2024, by and among, Learn CW, Holdco and Innventure
10.11*	A&R Glockner Bridge Note, dated October 1, 2024, by and between Innventure, LLC and the Glockner Family Venture Fund, LP
10.12*	A&R Scott Bridge Note, dated October 1, 2024, by and between Innventure, LLC and John Scott
14.1*	Code of Conduct.
16.1*	Letter of Marcum LLP.
21.1*	List of Subsidiaries.
99.1*
Unaudited pro forma condensed combined balance sheet as of June 30, 2024 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Innventure, Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Filed herewith.
^	Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Innventure, Inc. agrees to furnish a copy of any omitted schedule to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNVENTURE, INC.

October 8, 2024	By:	/s/ Suzanne Niemeyer
Name: Suzanne Niemeyer
Title: General Counsel